UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 6, 2006

Date of Report (Date of earliest event reported)

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1666 East Touhy Avenue, Des Plaines, Illinois	60018

(Address of principal executive offices)	(Zip Code)

(847) 827-9666

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Lawson Products, Inc. (the “Company”) announced on September 6, 2006 that President and Chief Operating Officer (“COO”), Jeffrey B. Belford, will retire on January 5, 2007, after more than 26 years with the Company. Mr. Belford resigned from his position as Chief Operating Officer effective September 6, 2006, and Mr. Thomas Neri, who has served as the Company’s Executive Vice President, Finance, Planning and Corporate Development since joining the Company in 2003, will assume the role of COO effective September 6, 2006. Mr. Neri will officially take on the role of President beginning January 5, 2007. Mr. Neri also served as the Company’s Chief Financial Officer and Treasurer from 2004 to January 2006. Prior thereto, Mr. Neri was a business consultant from 2000 to 2003. Mr. Neri is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1.

Mr. Neri is employed under a contract pursuant to which he will receive a minimum salary of $300,000 for 2006. The contract provides for salary increases from time to time. The Company may cancel the contract at any time, and upon the expiration of 60 days prior written notice, the contract is cancelable by Mr. Neri. The contract is cancelable upon the death or disability of Mr. Neri. In the event that Mr. Neri is terminated without cause, the Company will continue to pay his base salary and certain benefits for a period of two years. During the salary continuation period, Mr. Neri is obligated to provide certain limited consulting services to the Company. In the event that Mr. Neri dies while employed by the Company, Mr. Neri’s estate will receive an amount equal to two times his then current annual base salary.

Item 8.01 Other Events

On September 6, 2006, the Company announced that its Board of Directors authorized the offer to purchase of up to 1,000,000 shares of its common stock, or up to 11.1% of its common stock, through a modified Dutch Auction self-tender offer. The tender offer is expected to commence on September 8, 2006 and is expected to expire on October 5, 2006.

The Company also announced that it has been compelled to eliminate those elements of its business that have become outmoded, including such in-house functions as printing and merchandising. In addition, the Company has streamlined its distribution processes to improve efficiencies and has upgraded several components of its information systems. These actions have resulted in the pending departure of approximately 40 employees who will leave the Company between now and the end of 2006.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Lawson Products, Inc. on September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Dated: September 6, 2006	By:	/s/ Scott F. Stephens

Name: Scott F. Stephens
Title: Chief Financial Officer